UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2014

MERRIMAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15831	11-2936371
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

600 California Street, 9th Floor,

San Francisco, California  94108

(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item 3.02	Unregistered Sales of Equity Securities.

On April 2, 2014, the Company entered into a definitive agreement (the “Stock Purchase Agreement”) for the sale and issuance of 7,833,333 shares of Common Stock at a price per share of $0.06, resulting in total cash proceeds to the Company of $470,000 (the “First Closing”).  Purchasers were existing stockholders or employees of the Company. Use of proceeds was partial repayment of debt and payments under a previously agreed litigation settlement with the balance of proceeds used for working capital and general corporate purposes. For each share of Common Stock purchased, the investors received a warrant to purchase 0.25 shares of Common Stock at a price of $0.08 per share, for a term of five years.  A total of 1,958,332 warrants were issued in the First Closing.  On April 8, 2014, the Company entered into a definitive agreement (the “Stock Purchase Agreement”) for the sale and issuance of 416,667 shares of Common Stock at a price per share of $0.06, resulting in total cash proceeds to the Company of $25,000 on identical terms and conditions to those of the First Closing (the “Second Closing”). 104,166 warrants were issued in the Second Closing. The Stock Purchase Agreement is attached hereto as an exhibit.

No underwriters, underwriting discounts or commissions were involved in the First or Second Closing.

Item 9.01(d)	Exhibits

10.49	Form of Stock Purchase Agreement dated April 2, 2014 and April 8, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merriman Holdings, Inc.

Date: April 8, 2014	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman
Chief Executive Officer